EXHIBIT A
                                       TO
                             SUBSCRIPTION AGREEMENT
                         [PROTOTYPE FOR EACH ISSUANCE]


                                 FORM OF WARRANT

         THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SENSE HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                              SENSE HOLDINGS, INC.

No. 2007-   (1)

                          COMMON STOCK PURCHASE WARRANT


                  1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by SENSE HOLDINGS, INC., a Florida corporation (the "Company"), ______________________________ or registered assigns (the "Holder") is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., New York City time, on the date which the last calendar of the month in which the fifth anniversary of the Issue Date occurs (the "Expiration Date"), _________________ Thousand __________ (____________)(2)
fully paid and nonassessable shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $0.12 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Subscription Agreement, dated as of ____________, 2007 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder of the Holder's predecessor in interest on _____________, 2007



(3) (the "Issue Date").

                  2. Exercise of Warrants.

                           2.1      General.
                                    -------

                           (a) This Warrant is exercisable in whole or in part
at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement) or at the office of its Warrant Agent (as provided hereinafter). The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days (as defined below) thereafter. The term "Trading Day" means any day during which the Principal Market shall be open for business. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.


                           (b) The provisions of this Section 2.1(b) shall only
be applicable (i) on or after theRequired Effective Date and (ii) if, and only if, on the Exercise Date there is a Non-Registration Event as described in
Section 11 of the Agreement, . If the Notice of Exercise form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock. For the purposes of this Warrant, the terms (x) "Current Market Value" shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise, (y) "Market Price of the Common Stock" shall mean the average Closing Price of the Common Stock for the three (3) Trading Days ending on the Trading Day immediately prior to the Exercise Date, and (z) "Closing Price" means the 4:00 P.M. closing bid price of the Common Stock on the Principal Market on the relevant trading day(s), as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company) for the relevant date.

                           (c) If the Notice of Exercise form elects a "cash"
exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.


                           (d) Upon the appropriate payment, if any, of the
Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the "Warrant Share Certificates") within three (3) Trading Days (such third Trading Day, a "Delivery Date") of (i) with respect to a "cashless exercise," the Exercise Date as the case may be, or, (ii) with respect to a "cash" exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

                           (e) The Company understands that a delay in the
delivery of the Warrant Share Certificates by the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Warrant Share Certificates in the amount of $100 per Trading Day after the Delivery Date for each $10,000 of Exercise Price of the Warrant Shares subject to the delivery default. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Share Certificates by the Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

                           (f) In addition to any other rights available to the
Holder, if the Company fails to deliver to the Warrant Share Certificates within seven (7) Trading Days after the Delivery Date and the Holder purchases (in an open market transaction or otherwise) shares of common stock ("Bought Shares") to deliver in satisfaction of a sale by the Holder of the shares of Common Stock which the Holder was entitled to receive from the Company on exercise of this Warrant (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the Bought Shares exceeds (B) the Exercise Price for such Warrant Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 (based on the Exercise Price) of Warrant Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.


                             (g) The Holder shall be deemed to be the holder
of the shares issuable to it in accordance with the provisions of this Section
2.1 on the Exercise Date.

                           2.2      Call Right.

                           (a) Subject to the provisions of this Section 2.3, if
at any time the Closing Price as previously defined is equal to or above U.S.$.18, as adjusted for any stock splits, stock combinations, stock dividends and other similar events (the "Threshold Price"), for any ten (10) Trading Days out of any thirty (30) consecutive Trading Day period, then the Company at any time thereafter shall have the right, but not the obligation (the "Call Right"), on 20 days' prior written notice to the Holder, to cancel all, but not less than all, of the unexercised portion of this Warrant for which a Notice of Exercise has not yet been delivered prior to the Cancellation Date (as defined below). In the event the Warrants are not exercised, investors will receive $0.001 per Warrant, and the Company will have the right to assign the Warrant exercise for a period of 30 days to an investor in this offering or to any other person whether or not such person is an existing shareholder of the Company. Investors will not receive any additional proceeds in the event such other party exercises the warrant.

                           (b) To exercise the Call Right, the Company shall
deliver to the Holder an irrevocable written notice thereof (a "Call Notice"). The date that the Company delivers the Call Notice to the Holder shall be referred to as the "Call Date". Within 20 days after receipt of the Call Notice, the Holder may exercise this Warrant in whole or in part, subject to the terms hereof, as set forth in herein. Any portion of this Warrant that is not exercised by 5:30 p.m. (New York City time) on the 20th day following the date of receipt of the Call Notice (the "Cancellation Date") shall be cancelled, or at the Company's option, assigned to an assignee designated by the Company.

                           (c) Notwithstanding anything to the contrary set
forth in this Warrant, unless waived in writing by the Holder, the Company may not deliver a Call Notice or require the cancellation of any unexercised portion of this Warrant (and any Call Notice will be void) unless from the Call Date through the Cancellation Date (the "Call Period") the Registration Statement shall be effective as to the issuance of all of the Warrant Shares to be issued to the Holder upon exercise of the Warrant and the Company shall have sufficient authorized and issued shares for the issuance of all the Warrant Shares.



                           2.3      Limitation on Exercise.  Notwithstanding
the provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common
Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.3 as if such transferee or assignee were the original Holder hereof.

                           2.4      Trustee  for  Warrant  Holders.  In the
event that a qualified bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 6.3, such bank or trust company shall have all the powers and duties of a warrant agent
(as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to Section 2.1.

                  3. Reservation of Shares. The Company hereby agrees that, at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrant was exercisable in full at any time, without regard to any restrictions which might limit the Holder's right to exercise all or any portion of this Warrant held by the Holder.

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. Protection Against Dilution and Other Adjustments.

                           6.1      Adjustment  Mechanism.  If an  adjustment
of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by
(y) the total Exercise Price before adjustment.

                           6.2      Capital  Adjustments.  In case of any stock
split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

                           6.3      Dissolution.  In the event of any
dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable in accordance with
Section 6.2 by the Holder upon their exercise after the effective date of such dissolution pursuant to this Section 6.3 to a bank or trust company
(a "Trustee") having its principal office in New York, NY, as trustee for the Holder.

                           6.4      Adjustment  for Spin Off.  Except  for a

potential spin off of the company's subsidiary known as Sense Technologies, Inc. if, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.
                              6.5 Continuation of Terms. Upon any
reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities (as defined below) and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided elsewhere in this Section 6. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this
Section 6, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 6.3. The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 7 or otherwise.

                          6.6 Adjustment for Certain Transactions. Reference is
made to the provisions of Section 12 of the Agreement, the terms of which are incorporated herein by reference. The Exercise Price shall be adjusted as provided in the applicable provisions of said Section 12 of the Agreement.

                  7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 9 hereof).

                  8. Transfer to Comply with the Securities Act; Registration Rights.

                           8.1      Transfer.  This  Warrant  has not been
registered under the 1933 Act and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section. Any such transfer shall be accompanied by a transferor assignment substantially in the form of Exhibit B, executed by the transferor and the transferee and submitted to the Company.

                           8.2 Registration Rights. (a) Reference is made to the
Rights Agreement.

The Company's obligations under Section 11 of the Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

                           (b) In addition to the registration rights referred
to in the preceding provisions of Section 8.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8 or on Form S-4), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) Trading Days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 8 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

                  9. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

                  10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  11. Notices. Any notice required or permitted hereunder shall be given in manner provided in the subsection headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

                  12. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  14. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  15. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  16. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 2007


                                    SENSE HOLDINGS, INC.

                                    By: ________________________________

                                    -----------------------------------
                                    (Print Name)

                                    -----------------------------------
                                    (Title)

Witness:


-----------------------

                                    Exhibit A

                          NOTICE OF EXERCISE OF WARRANT


TO:      SENSE HOLDINGS, INC.
         VIA TELECOPIER TO: (      )   -

         The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant No. 2007-__, dated as of _____________________, 20___ , to purchase ___________ shares of the Common
Stock, $0.001 par value ("Common Stock"), of SENSE HOLDINGS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

             CASH:    $                      =  (Exercise Price x Exercise
                        -------------------      --------------------------
                                                          (Shares)
                  Payment is being made by:
                                            enclosed check
                           ---------
                                            wire transfer
                           ---------
                                            other
                           ---------              -----------------------------
CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

     Net number of Warrant Shares to be issued to Holder _________*

    * based on:       Current Market Value - (Exercise Price x Exercise Shares)
                     ---------------------------------------------------------
                                     Market Price of Common Stock
       where:
       Market Price of Common Stock ["MP"]         =        $_______________
       Current Market Value [MP x Exercise Shares] =        $_______________

         It is the intention of the Holder to comply with the provisions of
Section 2.3 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. The Holder believes this exercise complies with the provisions of said Section 2.3. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

         As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the telecopier number and officer indicated above.

         If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

         The certificates representing the Warrant Shares should be transmitted by the Company to the Holder via express courier, or
         ---------

                           by electronic transfer
         ---------

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:


-----------------------------------------






Dated: ______________________


----------------------------
[Name of Holder]

By: _________________________

                                    Exhibit B





                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Sense Holdings, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Sense Holdings, Inc. with full power of substitution in the premises.





      Transferees             Percentage Transferred     Number Transferred






Dated: ______________, ___________



                          --------------------------------
                          [Transferor  -  Name  must  conform  to the  name  of
                           Holder as specified on face of Warrant]

                           By: _____________________________


                           Name: ___________________________



Signed in the presence of:

------------------------
(Name)


ACCEPTED AND AGREED:

------------------------------
[TRANSFEREE]

By: __________________________


Name: _______________________



(1)Insert unique sequential number for each issuance.
(2)Insert the number equal to the number of Purchased Shares for the Subscriber.
(3)Insert the Closing Date.